[Reznick Fedder & Silverman Letterhead]


March 29, 2002

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4(a) of Form 8-K of On-Site, Inc. dated March 29, 2002.

Yours truly,


/s/ Reznick Fedder & Silverman